UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - MAY 11, 2006

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9
(Address of principal executive offices)

(905) 264-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 11, 2006, the audit committee of the board of directors of Axion Power International, Inc. (the "Company"), upon the recommendation of management, decided to amend the Company’s Quarterly Reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 2005 to correct certain errors in the interim financial statements included in those reports. Accordingly, the audit committee concluded that our previously issued unaudited interim financial statements for the periods ended March 31, June 30 and September 30, 2005 should no longer be relied upon.

The principal accounting errors reflected in our unaudited interim financial statements as of and for the periods ended March 31, June 30 and September 30, 2005 were:

•
We used the cash prices actually received by us in comparable private placement transactions to value certain substantial equity transactions rather than the quoted market price on the measurement date;

•	We failed to fully account for certain beneficial conversion features embedded in the $3.8 million of senior preferred stock we sold during the first quarter of 2005; and

•	We failed to fully account for changes in the carrying value of certain assets arising from fluctuations in the currency exchange rate between the U.S. and Canada.

During the course of the audit of our financial statements, for the year ended December 31, 2005, our independent registered public accounting firm advised that notwithstanding the volatility and liquidity of our public trading market, the reported market price of our common stock was the most appropriate measure of value for reporting purposes. This correction significantly increased the financial statement impact of the beneficial conversion features embedded in our preferred stock. Accordingly, we intend to amend our unaudited interim financial statements as of and for the periods ended March 31, June 30 and September 30, 2005 to correct the following errors:

•	To increase our operating expense by $525,000 to reflect the quoted market price of 500,000 additional shares of common stock that we issued to the Mega-C Trust during the period ended March 31, 2005;

•
To increase operating expense by $17,520 to reflect the quoted market price of 219,000 fully paid shares of common stock that we issued to employees for past services during the period ended March 31, 2005;

•	To decrease our operating expense by $50,430 to reflect the fair market value of services provided in return for stock options that we issued to attorneys during the period ended March 31, 2005;

•	To separately report the calculated beneficial conversion features embedded in the senior preferred stock we sold during the first quarter of 2005; and

•	To account for changes in the carrying value of certain assets arising from fluctuations in the currency exchange rate between the U.S. and Canada.

We intend to file amended quarterly reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2005 as soon as practicable.

In light of the equity accounting deficiencies uncovered during the course of our audit for the year ended December 31, 2005, we have taken steps to correct our equity transaction processing procedures, accounting controls and reporting controls to prevent recurrence of such errors.

Other than the change discussed above, there have been no changes in our internal controls, or in other factors that could significantly affect these controls, subsequent to the date of that evaluation.

The audit committee and management have discussed this matter with our former independent registered public accountant, Michael F. Cronin CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Axion Power International, Inc.
May 12, 2006

By:                    /s/
       Tom Granville, Chief executive officer